Exhibit 99.1
Super Micro Computer, Inc. Announces 2nd Quarter 2013 Financial Results
SAN JOSE, Calif., January 22, 2013 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced second quarter fiscal 2013 financial results for the quarter ended December 31, 2012.
Fiscal 2nd Quarter Highlights

•	Quarterly net sales of $291.5 million, up 7.7% from the first quarter of fiscal year 2013 and up 16.6% from the same quarter of last year.

•	Net income of $4.9 million, up 446.6% from the first quarter of fiscal year 2013 and down 66.3% from the same quarter of last year.

•	Gross margin of 13.8%, up from 12.9% in the first quarter of fiscal year 2013 and down from 17.1% in the same quarter of last year.

•	Server solutions accounted for 43.3% of net sales compared with 39.5% in the first quarter of fiscal year 2013 and 44.0% in the same quarter of last year.

Net sales for the second quarter ended December 31, 2012 totaled $291.5 million, up 7.7% from $270.7 million in the first quarter of fiscal year 2013. No customer accounted for more than 10% of net sales during the quarter ended December 31, 2012.
Net income for the second quarter of fiscal year 2013 was $4.9 million or $0.11 per diluted share, a decrease of 44.0% from the net income of $8.8 million, or $0.20 per diluted share in the same period a year ago. Included in net income for the quarter is $2.9 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the second quarter was $7.8 million, or $0.18 per diluted share, compared to non-GAAP net income of $11.2 million, or $0.25 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income increased from the first quarter of fiscal year 2013 by $4.8 million or $0.11 per diluted share.
Gross margin and non-GAAP gross margin for the second quarter were each 13.8% compared to 17.1% in the same period a year ago. Non-GAAP gross margin was 13.0% for the first quarter of fiscal year 2013.
The Company's cash and cash equivalents and short and long term investments at December 31, 2012 were $91.1 million compared to $83.8 million at June 30, 2012. Free cash flow in the six months ended December 31, 2012 was $2.8 million primarily due to a decrease in inventory for hard disk drives.
Business Outlook & Management Commentary
The Company expects net sales of $275 million to $295 million for the third quarter of fiscal year 2013 ending March 31, 2013. The Company expects non-GAAP earnings per diluted share of approximately $0.17 to $0.21 for the third quarter.

“Net sales were a record high this quarter as we achieved 16.6% growth over last year, further demonstrating our ability to grow market share even during uncertain economic times. Our rackmount servers, especially FatTwin solutions, and our storage products were key drivers of our revenue this quarter. Profitability improved due to slightly better margins and better operating expense leverage. We remain focused on improving profitability.” said Charles Liang, CEO of Supermicro. "With our new architecture products and opportunities in new markets, as well as our diverse customer base, we look forward to continuing our market share growth."

It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.
Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 1-888-401-4668 (international callers dial 1-719-457-2627) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, February 5, 2013 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 3074743. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense for prior periods. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology innovation is a premier provider of end-to-end green computing solutions for Enterprise IT, Datacenter, Cloud Computing, HPC and Embedded Systems worldwide. Supermicro’s advanced server Building Block Solutions® offers a vast array of modular, interoperable components for building energy-efficient, application-optimized computing solutions. This broad line of products includes servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage technologies, networking solutions and SuperRack® cabinets/accessories. Architecture innovations include Twin Architecture, SuperServer®, SuperBlade®, MicroCloud, Super Storage Bridge Bay (SBB), Double-Sided Storage™, Universal I/O (UIO) and WIO expansion technology all of which deliver unrivaled performance and value. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative by providing customers with the most energy-efficient, environmentally-friendly solutions available on the market. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.
Supermicro, Building Block Solutions, SuperServer, SuperBlade, SuperRack, Double-Sided Storage and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	December 31,	June 30,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$88,398	$80,826
Accounts receivable, net	118,912	102,014
Inventory, net	243,597	276,599
Deferred income taxes – current	14,361	12,638
Prepaid income taxes	4,338	3,478
Prepaid expenses and other current assets	5,889	6,357
Total current assets	475,495	481,912
Long-term investments	2,650	2,923
Property, plant and equipment, net	96,712	97,419
Deferred income taxes – noncurrent	5,707	3,459
Other assets	3,003	3,390
Total assets	$583,567	$589,103

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$149,441	$173,991
Accrued liabilities	32,015	30,401
Income taxes payable	2,799	2,754
Short-term debt and current portion of long-term debt	29,195	13,362
Total current liabilities	213,450	220,508
Long term debt-net of current portion	7,933	19,395
Other long-term liabilities	10,764	10,849
Total liabilities	232,147	250,752
Stockholders' equity:
Common stock and additional paid-in capital	150,870	143,806
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(52)	(76)
Retained earnings	202,464	196,651
Total Super Micro Computer Inc. stockholders' equity	351,252	338,351
Noncontrolling interest	168	—
Total liabilities and stockholders' equity	$583,567	$589,103

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Net sales	$291,487	$249,915	$562,194	$497,800
Cost of sales	251,365	207,301	487,057	415,560
Gross profit	40,122	42,614	75,137	82,240
Operating expenses:
Research and development	18,824	15,657	37,045	29,481
Sales and marketing	7,945	8,032	16,711	15,742
General and administrative	5,745	5,207	12,091	9,785
Total operating expenses	32,514	28,896	65,847	55,008
Income from operations	7,608	13,718	9,290	27,232
Interest and other income, net	7	20	22	37
Interest expense	(152)	(173)	(307)	(367)
Income before income tax provision	7,463	13,565	9,005	26,902
Income tax provision	2,549	4,791	3,192	9,636
Net income	$4,914	$8,774	$5,813	$17,266
Net income per common share:
Basic	$0.12	$0.21	$0.14	$0.42
Diluted	$0.11	$0.20	$0.13	$0.39
Weighted-average shares used in calculation of net income per common share:
Basic (a)	41,893	40,555	41,780	40,456
Diluted (b)	43,431	43,816	43,819	43,603

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Cost of sales	$224	$200	$464	$408
Research and development	1,632	1,328	3,262	2,600
Sales and marketing	389	362	793	640
General and administrative	664	617	1,293	1,189

SUPER MICRO COMPUTER, INC
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Six Months Ended December 31,
	2012	2011
OPERATING ACTIVITIES:
Net income	$5,813	$17,266
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	3,974	3,147
Stock-based compensation expense	5,812	4,837
Excess tax benefits from stock-based compensation	(785)	(1,084)
Allowance for doubtful accounts	75	25
Provision for inventory	6,313	3,902
Exchange loss	278	—
Deferred income taxes, net	(3,982)	(421)
Changes in operating assets and liabilities:
Accounts receivable, net	(16,973)	4,880
Inventory	26,689	(4,551)
Prepaid expenses and other assets	699	(813)
Accounts payable	(25,094)	1,887
Income taxes payable, net	679	5,962
Accrued liabilities	2,203	1,345
Other long-term liabilities	(98)	508
Net cash provided by operating activities	5,603	36,890

INVESTING ACTIVITIES:
Proceeds from investments	300	1,675
Purchases of property, plant and equipment	(2,790)	(18,260)
Restricted cash	(12)	(29)
Land deposit refund	—	2,868
Net cash used in investing activities	(2,502)	(13,746)

FINANCING ACTIVITIES:
Proceeds from debt	20,641	31,021
Repayment of debt	(16,673)	(23,962)
Proceeds from exercise of stock options	780	1,926
Excess tax benefits from stock-based compensation	785	1,084
Payment of obligations under capital leases	(18)	(18)
Advances (payments) under receivable financing arrangements	(584)	441
Contribution from noncontrolling interests	168	—
Minimum tax withholding paid on behalf of an officer for restricted stock awards	(1,022)	(1,109)
Net cash provided by financing activities	4,077	9,383
Effect of exchange rate fluctuations on cash	394	(93)
Net increase in cash and cash equivalents	7,572	32,434
Cash and cash equivalents at beginning of period	80,826	69,943
Cash and cash equivalents at end of period	$88,398	$102,377
Supplemental disclosure of cash flow information:
Cash paid for interest	$409	$376
Cash paid for taxes, net of refunds	$6,448	$3,485
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	$1,080	$2,114
Deposit applied to property acquisition	$—	$5,867

SUPER MICRO COMPUTER, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
GAAP GROSS PROFIT	$40,122	$42,614	$75,137	$82,240
Add back stock-based compensation (c)	224	200	464	408
Non-GAAP GROSS PROFIT	$40,346	$42,814	$75,601	$82,648

GAAP GROSS MARGIN	13.8%	17.1%	13.4%	16.5%
Add back stock-based compensation (c)	0.0%	0.0%	0.0%	0.1%
Non-GAAP GROSS MARGIN	13.8%	17.1%	13.4%	16.6%

GAAP INCOME FROM OPERATIONS	$7,608	$13,718	$9,290	$27,232
Add back stock-based compensation (c)	2,909	2,507	5,812	4,837
Non-GAAP INCOME FROM OPERATIONS	$10,517	$16,225	$15,102	$32,069

GAAP NET INCOME	$4,914	$8,774	$5,813	$17,266
Add back stock-based compensation (c)	2,909	2,507	5,812	4,837
Add back adjustments to tax provision (d)	3	(116)	(746)	(453)
Non-GAAP NET INCOME	$7,826	$11,165	$10,879	$21,650

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.12	$0.21	$0.14	$0.42
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.07	0.06	0.12	0.11
Non-GAAP NET INCOME PER COMMON SHARE – BASIC (e)	$0.19	$0.27	$0.26	$0.53

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.11	$0.20	$0.13	$0.39
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.07	0.05	0.12	0.10
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (f)	$0.18	$0.25	$0.25	$0.49

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP (g)	41,893	40,555	41,780	40,456
BASIC - Non-GAAP (g)	42,076	40,915	42,018	40,869

DILUTED – GAAP (g)	43,431	43,816	43,819	43,603
DILUTED - Non-GAAP (g)	43,666	44,625	44,176	44,472

(a) Approximately $21,000 and $33,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three and six months ended December 31, 2012, respectively, and approximately $77,000 and $175,000 for the three and six months ended December 31, 2011, respectively.

(b) Approximately $21,000 and $31,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three and six months ended December 31, 2012, respectively, and approximately $71,000 and $162,000 for the three and six months ended December 31, 2011, respectively.

(c) Amortization of ASC Topic 718 (SFAS No. 123R, APB 25 and SFAS No. 123) stock-based compensation for the three and six months ended December 31, 2012 and 2011.
(d) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 24.6% and 26.6% for the three and six months ended December 31, 2012, respectively, and 30.5% and 31.8% for the three and six months ended December 31, 2011, respectively.

(e) Approximately $34,000 and $62,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three and six months ended December 31, 2012, respectively, and approximately $98,000 and $219,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three and six months ended December 31, 2011, respectively.

(f) Approximately $33,000 and $59,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three and six months ended December 31, 2012, respectively, and approximately $90,000 and $202,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three and six months ended December 31, 2011, respectively.

(g) 183,141 and 237,814 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and six months ended December 31, 2012, respectively. 359,282 and 413,955 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and six months ended December 31, 2011, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F